                                                                     EXHIBIT 15

                                STEPHEN R. RUSSO
                                   ----------
                         - CERTIFIED PUBLIC ACCOUNTANT -
                                   ----------
                                     MEMBER
               American Institute of Certified Public Accountants
             New York State Society of Certified Public Accountants




                         ACCOUNTANTS' COMPILATION REPORT

BOARD OF DIRECTORS
WALL STREET WEB, INC.
PARK RIDGE, NEW JERSEY

We have compiled the accompanying balance sheet of Wall Street Web, Inc. as of December 31, 1999 and the related statements of income and retained earnings and cash flows for the eight months then ended, and the supplementary information contained in the schedules of cost of services provided and operating expenses, which are presented only for supplementary analysis purposes, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements and supplementary schedules, information that is the representation of management. We have not audited or reviewed the accompanying financial statements and supplementary schedules and, accordingly, we do not express such an opinion or any other form of assurance.



/s/  [Signature Illegible]
---------------------------------

February 2, 2000

                              WALL STREET WEB, INC.

                                TABLE OF CONTENTS
                                DECEMBER 31, 1999

                                                            PAGE
                                                            ----
ACCOUNTANT'S COMPILATION REPORT                              1

FINANCIAL STATEMENTS:

       Balance Sheet                                         2

       Statement of Income and Retained Earnings             3

       Statement of Cash Flows                               4

       Notes to the Financial Statements                     6-7

SUPPLEMENTARY SCHEDULES:

       Schedule of Cost of Services Provided                 5

       Schedule of Operating Expenses                        5


              -- STEPHEN R. RUSSO - CERTIFIED PUBLIC ACCOUNTANT --

                              WALL STREET WEB, INC.

                                  BALANCE SHEET
                                DECEMBER 31, 1999

                                     ASSETS

CURRENT ASSETS

Cash                                             $ 9,475.
Property, Plant and Equipment
  (Net of Accumulated Depreciation
  and Amortization of $11,761)                    35,242.
                                                 --------
TOTAL ASSETS                                     $44,717.
                                                 ========

          LIABILITIES and STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                              $     0.
LONG TERM LIABILITIES                                  0.
                                                 --------
TOTAL LIABILITIES                                $     0.

STOCKHOLDERS' EQUITY

Capital Stock                                    $ 1,000.
Paid in Capital                                   31,778.
Retained Earnings                                 11,939.
                                                 --------
TOTAL STOCKHOLDERS' EQUITY                       $44,717.
                                                 --------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                           $44,717.
                                                 ========

   See Accountants' Compilation Report and Notes to the Financial Statements.

              -- STEPHEN R. RUSSO - CERTIFIED PUBLIC ACCOUNTANT --

                              WALL STREET WEB, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS
                  FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1999

NET SALES                                              $142,092.

Less: Cost of Services Provided                          45,674.
                                                       ---------

GROSS PROFIT                                           $ 96,418.

Less: Operating Expenses                                 26,377.
                                                       ---------

NET INCOME FROM OPERATIONS                             $ 70,041.

OTHER EXPENSES
Depreciation and Amortization                             3,234.
Officers Salary & Related Taxes                          55,265.
                                                       ---------

TOTAL OTHER EXPENSES                                     58,499.

NET INCOME                                             $ 11,542.

Retained Earnings, Beginning                                397.
                                                       ---------

RETAINED EARNINGS, ENDING                              $ 11,939.
                                                       =========


   See Accountants' Compilation Report and Notes to the Financial Statements.

              -- STEPHEN R. RUSSO - CERTIFIED PUBLIC ACCOUNTANT --

                              WALL STREET WEB, INC.

                             STATEMENT OF CASH FLOWS
                  FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                                   $ 11,542.
  Depreciation and Amortization                                                   3,234.
                                                                               ---------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                                  $ 14,776.

CASH FLOWS FROM INVESTING ACTIVITIES:
  Contribution to Paid in Capital                                              $  6,759.
  Acquisition of Property, Plant and Equipment                                  (38,476.)
                                                                               ---------
     NET CASH USED IN INVESTING ACTIVITIES                                                       (31,717.)
                                                                                                ---------
     Net Decrease in Cash                                                                       $(16,941.)

     Cash at Beginning of Year                                                                    26,416.
                                                                                                ---------
     CASH AT END OF YEAR                                                                        $  9,475.
                                                                                                =========


   See Accountants' Compilation Report and Notes to the Financial Statements.

              -- STEPHEN R. RUSSO - CERTIFIED PUBLIC ACCOUNTANT --

                              WALL STREET WEB, INC.

          SCHEDULES OF COST OF SERVICES PROVIDED AND OPERATING EXPENSES
                  FOR THE EIGHT MONTHS ENDED DECEMBER 31, 1999

COST OF SERVICES PROVIDED:
    Marketing and Advertising                                      $22,335.
    Fax Service                                                      4,503.
    Commissions                                                     11,325.
    Internet Access Fees                                             7,511.
                                                                   --------
          TOTAL COST OF SERVICES PROVIDED                          $45,674.
                                                                   ========

OPERATING EXPENSES:
    Repairs and Maintenance                                        $   171.
    Rents                                                            3,500.
    Gifts                                                              440.
    Interest                                                           462.
    Automobile & Travel                                              5,708.
    Bank Fees                                                        3,651.
    Dues and Subscriptions                                           1,378.
    Office                                                           2,465.
    Telephone                                                        6,382.
    Utilities                                                          845.
    Professional Fees                                                1,375.
                                                                   --------
          TOTAL OPERATING EXPENSES                                 $26,377.
                                                                   ========

   See Accountants' Compilation Report and Notes to the Financial Statements.

              -- STEPHEN R. RUSSO - CERTIFIED PUBLIC ACCOUNTANT --

                              WALL STREET WEB, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A)     OPERATIONS:

       Wall Street Web, Inc. (The Corporation) provides Internet access relating to the financial world.

B)     FINANCIAL STATEMENTS:

       The accompanying Financial Statements have been prepared based upon the cash basis of accounting. Under this method revenue is recognized when received and the related expenses are recorded when paid.

C)     PLANT AND EQUIPMENT - DEPRECIATION:

       Plant and Equipment are stated at cost. Depreciation is calculated using the accelerated methods over the estimated useful lives of the related assets.

       Estimated useful lives are as follows:

                                                          No. Of Years
                                                          ------------
               Leasehold Improvements                         31.5
               Equipment                                      5-7
               Furniture and Fixtures                         7-10
               Vehicles                                       5
               Machinery and Tools                            5-7

              -- STEPHEN R. RUSSO - CERTIFIED PUBLIC ACCOUNTANT --

                              WALL STREET WEB, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

D)     CASH EQUIVALENTS:

       For the purpose of the Statement of Cash Flows, The Corporation considers all cash items with a maturity of three months or less to be cash and cash equivalents.

E)     USE OF ESTIMATES:

       The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - CASH:

       Cash for December 31, 1999 consist of the following:

         CHECKING                                    $9,475.00

              -- STEPHEN R. RUSSO - CERTIFIED PUBLIC ACCOUNTANT --